                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Sequenom, Inc. of our report dated January 23, 2000 with respect to the consolidated financial statements of Sequenom, Inc. included in the Registration Statement (Form S-1 No. 333-91665) of Sequenom, Inc., filed with the Securities and Exchange Commission.


                                                    ERNST & YOUNG LLP

                                                    /s/ Ernst & Young LLP

San Diego, California
January 31, 2000